Q3 2022
Shareholder
Letter

Letter to Shareholders: Q3 2022
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Key quarterly metrics:
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Letter to Shareholders: Q3 2022
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Dear Root Shareholders:
Our third quarter shows clear progress on our strategy: accelerating new writings growth on our embedded platform while materially reducing our loss ratio year-over-year, bucking industry trend. We continue to take action to position ourselves to significantly decrease cash burn while driving towards positive operating cash flow. Our number one priority is to become self-funding in coming years, allowing us to control our own destiny. Over the past year we have proven how our differentiated technology has afforded us an earlier and more rapid response to rising inflation resulting in a significant loss ratio decrease. We caught the inflationary trend early, which has allowed us to act quickly and drastically reduce the loss ratio.

During the third quarter, we continued to strengthen the financial foundation of the company through the actions taken in pricing, underwriting, and expense reduction.

•Recognized a 79% gross accident period loss ratio, a 14-point reduction from Q3’21 to Q3’22
•Reduced operating cash burn by over $200 million compared with Q3’21
•Improved operating loss 57% and adjusted EBITDA 62% when compared with Q3’21
•Reduced expenses by $48 million annually from Q3’21 levels with further actions underway that are expected to reduce run rate expenses by another roughly $50 million annually
•Reduced marketing spend $60 million in Q3’22 compared with Q3’21
•Grew our embedded premium more than 200% year-to-date on our Carvana platform

As we continue to transform the business with an objective to shorten the time horizon to reach profitability, we are narrowing our focus to initiatives that we believe will have a clear and immediate return. We are utilizing our deep understanding by customer segment and geography to drive profitable new writings through our direct offering with very limited marketing. At the same time, we are putting resources toward the growth of our embedded distribution, both with current and additional partnerships. We believe this will provide Root the ability to grow long-term shareholder value by further differentiating our access to customers.

To further improve cash flow we are prioritizing resources that support Root’s go forward strategy. As a result, we have made the difficult decision to reduce our headcount by roughly 20%. At the same time, we continue to right-size our non-headcount expenses. We expect these actions to collectively lower run rate expenses $50 million annually.
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Letter to Shareholders: Q3 2022
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To drive immediate returns, we continue to invest in our insurance fundamentals through pricing and underwriting and expect continued improvement in our loss ratios. We also continue to scale our embedded product with Carvana. Through our fully integrated experience and seamless quote and bind technology, eligible attach rate continues to climb. Additionally, we are progressing towards finalizing our second embedded partnership and look forward to providing further details in the months ahead.

We believe the changes we are making give us the power to control our own future.
Q3 2022 highlights:
All figures are compared to Q3 2021 unless otherwise stated.

•Gross written premium decreased 26% to $151 million
•Gross earned premium decreased 18% to $155 million
•Renewal premium % of gross earned premiums increased to 79%.

•Accident period severity increased 7% and frequency decreased 10%
•Gross profit increased by $8 million to $(8) million
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Letter to Shareholders: Q3 2022
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Leading Insurance Product & Technology
Expanding our Embedded Platform
When building Root, we recognized the customer's need for simplicity and control. Auto insurance, although necessary, is never a product consumers look forward to purchasing. It is time consuming, confusing, and expensive. To solve these problems, we developed a rating and underwriting system that generates instant, bindable quotes for consumers based on data we gather with minimal manual entry and a user experience that offers the appropriate coverage for each consumer. Not only is this technology deployable through our direct channel, we also have the capability to integrate seamlessly into the purchases process of other tech-enabled platforms, including the growing embedded insurance channel.

Our partnership with Carvana continues to progress remarkably well. During the third quarter, 38% of our new policies were from Carvana. While we have made considerable progress with our differentiated embedded auto insurance offering, we see even more opportunities to further improve the product.

Embedded as a Percentage of New Writings

40%
20%
—%
14%
27%
38%
1Q 2022
2Q 2022
3Q 2022

We have also gained a greater understanding of Carvana customers through our partnership. On average, they have higher coverage limits, better first term retention, and, while early, show favorable loss ratio trends compared with our direct customers. We attribute this favorability to both knowing more about the condition of the vehicles at time of purchase and the nature of the purchase experience. We believe the embedded channel offers a differentiated, custom distribution approach with attractive conversion rates, acquisition costs, and underwriting ratios.

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Letter to Shareholders: Q3 2022
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As previously stated, the embedded product we have developed with Carvana is transferable to other partners. We are progressing toward finalizing a deal with our second embedded partner. While this partnership is not yet final, we expect to have this product live in the coming months and are excited to detail our progress as we grow this partnership. In addition, we continue to pursue other embedded opportunities as the primary focus of our new business.
Pricing and Underwriting
Setting the Foundation for Scale
The ability to price and classify risk is at the core of insurance, and without these capabilities it is impossible to build a viable insurance business. Root’s technology and ability to leverage our growing data set allowed us to react quickly when the worst auto insurance cost inflation hit the industry over a year ago. We responded with a combination of rate increases, strengthened underwriting, and meaningful segmentation improvements to control the impact of increased claims costs. In the third quarter, the power of these actions was evident as we reported a 14-point year-over-year reduction in our loss ratio to 79%. The loss ratio decrease is the primary driver of the year-to-date improvement of roughly 44% in net loss and 56% in adjusted EBITDA.

Our ability to retrain our data science loss models is an important example of the power of our technology and data. The ability to quickly retrain allows us to frequently increase the sophistication and accuracy of our pricing models. This, in turn, allows us to drive growth in the segments we believe to be most profitable.

Through our next model iteration, which we expect to release next year, we are seeing substantial improvements in segmentation. We continue to believe that increasing the maturity and quantity of our data will drive dramatically better results. In research and development, our next model improves upon our current model by an amount exceeding 4x the predictive accuracy of an insurance credit score. As we continue to leverage modern quantitative methods paired with our flexible and nimble pricing and underwriting engines, we expect to continue to drive innovation in pricing.

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Letter to Shareholders: Q3 2022
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Gross accident period loss ratio

Year-to-date we have implemented 41 filings with an average rate increase of 35% representing 97% of our total book. In addition, we have filed revised contracts in 25 states to tighten underwriting, refine our fee schedules, and reduce premium leakage. This has resulted in stricter underwriting in underperforming segments. When coupled with a 91% decline in marketing spend, it has caused gross written premiums to decline 26%. As policies renew on our new plans, we expect our loss ratio to continue to improve and our top line to continue to decline significantly in the fourth quarter. We expect top line declines to continue into next year as we do not expect growth in our embedded channel to outpace declines in our direct business as we focus on business expected to be accretive in the coming year.

Going forward, we will continue to take rate, both in response to states where we are actively working to address profitability concerns, as well as to keep up with the continuing inflationary pressures in the macro-environment. We believe we have adequate pricing in a significant number of our markets, and plan to focus our efforts with our direct product on business that is projected to be accretive in its first year. We forecast that this will allow our loss ratio to not only continue to improve in the short term, but to sustain at our target levels and generate capital in the long-term.

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Letter to Shareholders: Q3 2022
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% Drivers in force in top quartile of U.S. drivers

% Drivers in force in bottom quartile of U.S. drivers
Improving Financial Performance
Preserving Capital While Driving Long-Term Value
We are driving the company to profitability by lowering the loss ratio through pricing and underwriting improvements and materially reducing our fixed expenses, while continuing to grow the capabilities of our technology. Profitability and conservation of cash are key factors in giving Root the flexibility that comes with self-funding our future and we believe we have the ability to reach breakeven in the coming years.

We ended the third quarter with $629 million in unencumbered capital, compared with $696 million at the end of the second quarter. Our operating capital consumption has dropped substantially on a year-over-year basis, with a 55% reduction in capital consumed year-to-date. The actions we have taken as we drive towards profitability have resulted in a year-over-year improvement to net loss of $69 million, or 52%, and adjusted EBITDA of $73 million, or 62%. We expect these metrics to continue to show year-over-year improvement in Q4, though to a lesser degree than the first nine months as our cost-cutting efforts began to improve the bottom line in Q4’21.
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Letter to Shareholders: Q3 2022
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*Reconciliation from Net Loss to Adjusted EBITDA disclosed on page 23

Our headcount reduction reflects our increased focus on profitability while prioritizing resources to further strengthen our pricing and underwriting foundation and the continued development of our embedded products. We are further rationalizing our expense structure by reducing non-headcount expenses. We expect these actions to collectively reduce run-rate expenses roughly $50 million annually and put us in a position to significantly decrease cash burn next year on our path to crossing the breakeven threshold.
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Letter to Shareholders: Q3 2022
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Looking ahead
By focusing our effort and capital deployment in areas we believe will produce clear and immediate returns, we believe we are setting Root up to reach profitability. Through further loss ratio and fixed expense reductions, we will be in a better position to control our own financial future by self-funding through this difficult period. The effort to transform the profitability of the business over the last 18 months has been enormous, and we’re grateful to the customers and shareholders that have been with us on this journey. We’d also like to share our gratitude with all Root employees. We are grateful for their hard work and contribution to Root.

Alex Timm
Co-Founder & CEO
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Letter to Shareholders: Q3 2022
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Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Adjusted Gross Profit (Loss), Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results.

In addition, Adjusted Gross Profit (Loss), Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures” and “Reconciliation of GAAP to non-GAAP financial measures” below.

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Letter to Shareholders: Q3 2022
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Defined Terms
We utilize the following definitions for terms used in this letter.

Adjusted Gross Profit/(Loss)
We define adjusted gross profit/(loss), a non-GAAP financial measure, as gross profit/(loss) excluding net investment income, net realized gains (losses) on investments, report costs, certain salaries, health benefits, bonuses, employee retirement plan related expenses and employee share-based compensation expense, overhead allocated based on headcount, licenses, professional fees and other expenses, which are included in other insurance (benefit) expense. After these adjustments, the resulting calculation is inclusive of only those variable costs of revenue incurred on the successful acquisition of business. We view adjusted gross profit/(loss) as an important metric because we believe it measures our progress towards profitability for our core insurance business.

Direct Contribution
We define direct contribution, a non-GAAP financial measure, as adjusted gross profit/(loss) excluding ceded earned premium, ceded loss and LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by related sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance ceded which are included in other insurance (benefit) expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business, but exclusive of net ceding commission, ceded loss and LAE and other impacts of reinsurance ceded. We view direct contribution as an important metric because we believe it measures progress towards the profitability of our total policy portfolio prior to the impact of reinsurance.

Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense and restructuring charges. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. Adjusted EBITDA should not be viewed as substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities.
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Letter to Shareholders: Q3 2022
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About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 11 million app downloads and has collected 18 billion miles of driving data to inform their insurance offerings.

For further information on Root, please visit root.com, or connect with us on Instagram, Twitter, YouTube, and TikTok.

Root Insurance Company is headquartered in Columbus, Ohio, with renters insurance available in Arkansas, Georgia, Kentucky, Missouri, Nevada, Ohio, Tennessee, and Utah, and auto insurance currently available to drivers in Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, New Mexico, Nevada, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, and Wisconsin. Auto insurance is underwritten by Root Property and Casualty Insurance Company in some states and also by Redpoint County Mutual Insurance Company in Texas. Carvana Insurance Built with Root is available only in the states where Root writes insurance, excluding California.

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Letter to Shareholders: Q3 2022
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Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties.
These include, but are not limited to, statements regarding:

•Our expected financial results for 2022
•Our ability to accurately identify profitable segments, achieve breakeven or profitable unit economics and achieve overall profitability on any particular timeline or at all
•Our ability to reduce operating losses and operating cash expenditures
•Our ability to conserve capital, deploy capital effectively, achieve cash breakeven and/or positive operating cash flow and become self-funding on any particular timeline or at all
•Our ability to retain existing customers, acquire new customers, and expand our customer reach
•Our ability to close the transaction with an additional embedded insurance partner that we are currently progressing and develop an embedded product on the timeline indicated
•Our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the product, or achieve other benefits from our embedded insurance offering
•Our ability to drive a significant long-term competitive advantage through our partnership with Carvana
•Our ability to drive improved conversion and decrease the costs of customer acquisition with improved customer characteristics
•The impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition;
•Our expectations regarding our future financial performance, including total revenue, gross profit/(loss), adjusted gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, gross loss ratio, marketing costs and costs of customer acquisition, gross LAE ratio, quota share levels, and expansion of our renewal premium base
•Our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits;
•The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data
•Our ability to deliver a vertically integrated customer experience
•Our ability to materially improve retention rates and our ability to realize benefits from retaining customers
•Our ability to release new products and features and the timing and effectiveness of those releases
•Our ability to underwrite risks accurately and charge profitable rates
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Letter to Shareholders: Q3 2022
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•The impact of the ongoing COVID-19 pandemic and governmental responses thereto on our business and financial condition
•Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states
•Our ability to operate a “capital-light” business and obtain and maintain reinsurance contracts
•Our ability to realize economies of scale and grow margins
•Our ability to expand our distribution channels through additional partnership relationships, independent agencies, digital media, and referrals
•Our ability to protect our intellectual property and any costs associated therewith
•Our ability to expand domestically and internationally
•Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention
•Our ability to develop an autonomous claims experience
•Our ability to take rate action early and react to changing environments

Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2021 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings filed with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. We assume no obligation to update such statements.

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Letter to Shareholders: Q3 2022
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Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	September 30,	December 31,
	2022	2021
	(in millions, except par value )
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $126.6 and $129.5 at September 30, 2022 and December 31, 2021, respectively)	$119.7	$129.9
Short-term investments (amortized cost: $0.4 and zero at September 30, 2022 and December 31, 2021, respectively)	0.4	—
Other investments	4.4	4.7
Total investments	124.5	134.6
Cash and cash equivalents	819.7	706.0
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $3.3 and $5.4 at September 30, 2022 and December 31, 2021, respectively	129.9	148.1
Reinsurance recoverable and receivable, net of allowance of $0.1 and $0.2 at September 30, 2022 and December 31, 2021, respectively	136.0	155.0
Prepaid reinsurance premiums	86.2	100.8
Other assets	86.9	73.8
Total assets	$1,384.2	$1,319.3
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$294.2	$320.2
Unearned premiums	157.3	180.1
Long-term debt and warrants	293.9	—
Reinsurance premiums payable	110.4	101.6
Accounts payable and accrued expenses	40.1	29.1
Other liabilities	45.4	39.9
Total liabilities	941.3	670.9
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 100.0 shares authorized, 14.1 shares issued and outstanding at September 30, 2022 and December 31, 2021 (liquidation preference of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 1,000.0 shares authorized, 9.1 and 7.9 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively(1)	—	—
Class B common stock, $0.0001 par value, 269.0 shares authorized, 5.0 and 6.1 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively(1)	—	—
Additional paid-in capital	1,838.2	1,806.1
Accumulated other comprehensive (loss) income	(6.9)	0.4
Accumulated loss	(1,500.4)	(1,270.1)
Total stockholders’ equity	330.9	536.4
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,384.2	$1,319.3
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(1) Reflects the 1-for-18 reverse stock split that became effective August 12, 2022.
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Letter to Shareholders: Q3 2022
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Revenues:
Net premiums earned	$68.6	$85.1	$221.6	$225.4
Net investment income	0.9	1.0	2.2	2.6
Net realized gains on investments	—	—	1.1	2.4
Fee and other income	4.2	7.7	14.6	21.8
Total revenues	73.7	93.8	239.5	252.2
Operating expenses:
Loss and loss adjustment expenses	80.9	114.4	273.3	284.5
Sales and marketing	5.7	65.4	45.8	245.5
Other insurance expense (benefit)	1.1	(4.5)	(5.7)	(3.6)
Technology and development	14.3	18.0	46.1	49.3
General and administrative	26.4	27.4	86.3	69.8
Total operating expenses	128.4	220.7	445.8	645.5
Operating loss	(54.7)	(126.9)	(206.3)	(393.3)
Interest expense	(9.3)	(6.1)	(24.0)	(17.9)
Loss before income tax expense	(64.0)	(133.0)	(230.3)	(411.2)
Income tax expense	—	—	—	—
Net loss	(64.0)	(133.0)	(230.3)	(411.2)
Other comprehensive loss:
Changes in net unrealized losses on investments	(2.3)	(0.5)	(7.3)	(4.0)
Comprehensive loss	$(66.3)	$(133.5)	$(237.6)	$(415.2)
Loss per common share: basic and diluted (both Class A and B)(1)	$(4.54)	$(9.57)	$(16.45)	$(29.80)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)(1)	14.1	13.9	14.0	13.8
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(1) Reflects the 1-for-18 reverse stock split that became effective August 12, 2022.
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Letter to Shareholders: Q3 2022
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Nine Months Ended September 30,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net loss	$(230.3)	$(411.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	21.8	14.7
Warrant compensation expense	10.3	—
Depreciation and amortization	9.5	11.0
Bad debt expense	13.7	14.7
Payment-in-kind interest expense	—	9.3
Net realized gains on investments	(1.1)	(2.4)
Gain on lease modification	(0.2)	—
Change in fair value of equity securities	—	(0.4)
Changes in operating assets and liabilities:
Premiums receivable	4.5	(60.4)
Reinsurance recoverable and receivable	19.0	(51.6)
Prepaid reinsurance premiums	14.6	(1.9)
Other assets	(11.1)	(1.6)
Losses and loss adjustment expenses reserves	(26.0)	63.5
Unearned premiums	(22.8)	53.8
Reinsurance premiums payable	8.8	(0.1)
Accounts payable and accrued expenses	17.5	(7.1)
Other liabilities	7.9	5.4
Net cash used in operating activities	(163.9)	(364.3)
Cash flows from investing activities:
Purchases of investments	(30.8)	(10.4)
Proceeds from maturities, call and pay downs of investments	26.7	30.6
Sales of investments	7.1	70.2
Capitalization of internally developed software	(7.4)	(4.8)
Purchases of fixed assets	—	(2.3)
Purchases of indefinite-lived intangible assets and transaction costs	(1.3)	—
Net cash (used in) provided by investing activities	(5.7)	83.3
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock units, net of tax proceeds/(withholding)	0.3	3.0
Proceeds from issuance of debt and related warrants	286.0	—
Payment of preferred stock and related warrants issuance costs	(3.0)	—
Repayments of long-term debt	—	(0.7)
Net cash provided by financing activities	283.3	2.3
Net increase (decrease) in cash, cash equivalents and restricted cash	113.7	(278.7)
Cash, cash equivalents and restricted cash at beginning of period	707.0	1,113.8
Cash, cash equivalents and restricted cash at end of period	$820.7	$835.1

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Letter to Shareholders: Q3 2022
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Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Three Months Ended September 30,
	2022	2021	2020
	(dollars in millions, except Premiums per Policy)
Policies in force
Auto	255,279	380,836	322,423
Renters	6,964	9,143	7,367
Premiums per policy
Auto	$1,150	$986	$929
Renters	$139	$140	$139
Premiums in force
Auto	$587.1	$751.0	$599.1
Renters	$1.0	$1.3	$1.0
Gross written premium	$150.7	$204.6	$164.6
Gross earned premium	$155.3	$189.4	$154.4
Gross profit/(loss)	$(8.3)	$(16.1)	$0.7
Gross margin	(11.3)%	(17.2)%	1.4%
Net loss	$(64.0)	$(133.0)	$(85.2)
Adjusted gross profit/(loss)	$0.5	$(2.7)	$9.7
Direct contribution	$11.5	$(10.5)	$(5.5)
Adjusted EBITDA	$(44.0)	$(117.3)	$63.4
Ratio of adjusted gross profit/(loss) to total revenue	0.7%	(2.9)%	19.2%
Ratio of adjusted gross profit/(loss) to gross earned premium	0.3%	(1.4)%	6.3%
Ratio of direct contribution to total revenue	15.6%	(11.2)%	(10.9)%
Ratio of direct contribution to gross earned premium	7.4%	(5.5)%	(3.6)%
Gross loss ratio	77.9%	92.7%	89.8%
Gross LAE ratio	10.5%	10.6%	9.9%
Gross accident period loss ratio	79.5%	92.8%	78.5%

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Letter to Shareholders: Q3 2022
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ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Nine Months Ended September 30,
	2022	2021	2020
	(dollars in millions, except Premiums per Policy)
Policies in force
Auto	255,279	380,836	322,423
Renters	6,964	9,143	7,367
Premiums per policy
Auto	$1,150	$986	$929
Renters	$139	$140	$139
Premiums in force
Auto	$587.1	$751.0	$599.1
Renters	$1.0	$1.3	$1.0
Gross written premium	$478.0	$584.2	$471.1
Gross earned premium	$500.8	$530.3	$450.2
Gross profit/(loss)	$(28.1)	$(28.7)	$(7.7)
Gross margin	(11.7)%	(11.4)%	(2.6)%
Net loss	$(230.3)	$(411.2)	$(229.7)
Adjusted gross profit/(loss)	$(4.6)	$10.5	$17.1
Direct contribution	$17.7	$12.3	$5.5
Adjusted EBITDA	$(162.4)	$(372.7)	$(165.3)
Ratio of adjusted gross profit/(loss) to total revenue	(1.9)%	4.2%	5.8%
Ratio of adjusted gross profit/(loss) to gross earned premium	(0.9)%	2.0%	3.8%
Ratio of direct contribution to total revenue	7.4%	4.9%	1.9%
Ratio of direct contribution to gross earned premium	3.5%	2.3%	1.2%
Gross loss ratio	83.2%	85.2%	84.2%
Gross LAE ratio	9.8%	10.3%	9.7%
Gross accident period loss ratio	81.9%	86.5%	73.9%

                                             20

Letter to Shareholders: Q3 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO GROSS PROFIT/(LOSS), ADJUSTED GROSS PROFIT/(LOSS) AND DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended September 30,
	2022	2021	2020
	(dollars in millions)
Total revenue	$73.7	$93.8	$50.5
Loss and loss adjustment expenses	(80.9)	(114.4)	(76.1)
Other insurance (expense) benefit	(1.1)	4.5	26.3
Gross profit/(loss)	$(8.3)	$(16.1)	$0.7
Gross margin	(11.3)%	(17.2)%	1.4%
Less:
Net investment income	$(0.9)	$(1.0)	$(1.1)
Net realized gains on investments	—	—	(0.1)
Adjustments from other insurance expense(1)	9.7	14.4	10.2
Adjusted gross profit/(loss)	0.5	(2.7)	9.7
Ceded earned premium	86.7	104.3	109.5
Ceded loss and LAE	(56.5)	(81.2)	(77.8)
Net ceding commission and other(2)	(19.2)	(30.9)	(46.9)
Direct contribution	11.5	(10.5)	(5.5)
Gross earned premium	$155.3	$189.4	$154.4
Ratio of adjusted gross profit/(loss) to total revenue	0.7%	(2.9)%	19.2%
Ratio of adjusted gross profit/(loss) to gross earned premium	0.3%	(1.4)%	6.3%
Ratio of direct contribution to total revenue	15.6%	(11.2)%	(10.9)%
Ratio of direct contribution to gross earned premium	7.4%	(5.5)%	(3.6)%
______________
(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance ceded.

                                             21

Letter to Shareholders: Q3 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO GROSS PROFIT/(LOSS), ADJUSTED GROSS PROFIT/(LOSS) AND DIRECT CONTRIBUTION - UNAUDITED
	Nine Months Ended September 30,
	2022	2021	2020
	(dollars in millions)
Total revenue	$239.5	$252.2	$295.9
Loss and loss adjustment expenses	(273.3)	(284.5)	(303.3)
Other insurance (expense) benefit	5.7	3.6	(0.3)
Gross profit/(loss)	$(28.1)	$(28.7)	$(7.7)
Gross margin	(11.7)%	(11.4)%	(2.6)%
Less:
Net investment income	$(2.2)	$(2.6)	$(4.3)
Net realized gains on investments	(1.1)	(2.4)	(0.2)
Adjustments from other insurance expense(1)	26.8	44.2	29.3
Adjusted gross profit/(loss)	(4.6)	10.5	17.1
Ceded earned premium	279.2	304.9	171.8
Ceded loss and LAE	(192.4)	(222.0)	(119.6)
Net ceding commission and other(2)	(64.5)	(81.1)	(63.8)
Direct contribution	17.7	12.3	5.5
Gross earned premium	$500.8	$530.3	$450.2
Ratio of adjusted gross profit/(loss) to total revenue	(1.9)%	4.2%	5.8%
Ratio of adjusted gross profit/(loss) to gross earned premium	(0.9)%	2.0%	3.8%
Ratio of direct contribution to total revenue	7.4%	4.9%	1.9%
Ratio of direct contribution to gross earned premium	3.5%	2.3%	1.2%
______________
(1) Adjustments from other insurance expense includes report costs, personnel costs, allocated overhead, licenses, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance ceded.
                                             22

Letter to Shareholders: Q3 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	September 30,	June 30,	March 31	December 31,	September 30,	September 30,
	2022	2022	2021	2021	2021	2020
	(dollars in millions)
Net loss	$(64.0)	$(89.9)	$(76.4)	$(109.9)	$(133.0)	$(85.2)
Adjustments:
Interest expense	8.5	8.5	5.0	1.6	4.4	17.5
Income tax expense	—	—	—	—	—	—
Depreciation and amortization	2.2	2.7	2.6	5.6	3.8	3.5
Loss on early extinguishment of debt	—	—	—	15.9	—	—
Share-based compensation	7.8	7.4	4.5	4.6	7.5	0.8
Warrant compensation expense	1.5	3.5	5.3	8.8	—	—
Restructuring charges(1)	—	0.6	7.8	—	—	—
Adjusted EBITDA	$(44.0)	$(67.2)	$(51.2)	$(73.4)	$(117.3)	$(63.4)
______________
(1) Restructuring costs consist of severance, benefits, related costs and real estate exit costs comprising of accelerated amortization of certain right-of-use assets, leasehold improvements, furniture and fixtures. This includes $0.1 million in depreciation and amortization for the three months ended September 30, 2022.

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Nine Months Ended
	September 30,	September 30,	September 30,
	2022	2021	2020
	(dollars in millions)
Net loss	$(230.3)	$(411.2)	$(229.7)
Adjustments:
Interest expense	22.0	12.8	26.8
Income tax expense	—	—	—
Depreciation and amortization	7.5	11.0	10.6
Share-based compensation	19.7	14.7	1.9
Tender offer	—	—	25.1
Warrant compensation expense	10.3	—	—
Restructuring charges(1)	8.4	—	—
Adjusted EBITDA	$(162.4)	$(372.7)	$(165.3)
______________
(1) Restructuring costs consist of severance, benefits, related costs and real estate exit costs comprising of accelerated amortization of certain right-of-use assets, leasehold improvements, furniture and fixtures. This includes $2.1 million of share-based compensation for the nine months ended September 30, 2022. This also includes $1.4 million in depreciation and amortization for the nine months ended September 30, 2022.
                                             23

Letter to Shareholders: Q3 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
WRITTEN AND EARNED PREMIUM - UNAUDITED
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in millions)
Gross written premium	$150.7	$204.6	$478.0	$584.2
Ceded written premium	(81.0)	(107.5)	(264.5)	(306.8)
Net written premium	69.7	97.1	213.5	277.4

Gross earned premium	155.3	189.4	500.8	530.3
Ceded earned premium	(86.7)	(104.3)	(279.2)	(304.9)
Net earned premium	$68.6	$85.1	$221.6	$225.4

                                             24